UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

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SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter) ____________________________
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           On December 23, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Silicon Image, Inc. (the “Registrant”) approved a discretionary bonus payment to each of Mr. Raymond Cook, the Registrant’s Chief Financial Officer, and Mr. Timothy Vehling, the Registrant’s Senior Vice President, Connectivity Products Group, of $30,000 and a discretionary bonus payment to Mr. Stanley Mbugua, the Registrant’s Corporate Controller, of $10,000.  The Compensation Committee also approved the grant to each of Messrs. Cook and Vehling of 10,000 restricted stock units with time-based vesting (the “TBRSUs”), effective as of January 15, 2015 (the “Grant Date”). Each TBRSU represents the right to receive one share of the Registrant’s common stock upon its vesting and shall be subject to the terms of the Registrant’s 2008 Equity Incentive Plan and the applicable TBRSU grant agreements. The TBRSUs shall vest in one year, with 100% of the TBRSUs vesting on the first anniversary of the Grant Date, so long as Messrs. Cook and Vehling, respectively, continue to provide services to the Registrant as of such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2014	SILICON IMAGE, INC.

	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer